UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2012, Quad/Graphics, Inc. (the “Company” or “Quad/Graphics”) and Vertis Holdings, Inc. (“Vertis”) announced the execution of an Asset Purchase Agreement (the “Asset Agreement”) pursuant to which Quad/Graphics Marketing, LLC, a wholly owned subsidiary of the Company, will acquire substantially all of the assets comprising Vertis' businesses for $258.5 million, which includes the payment of approximately $88.5 million for current assets that are in excess of normalized working capital requirements. As an asset acquisition, the Company will not assume certain liabilities of Vertis and its subsidiaries in the transaction, including their underfunded pension and retirement obligations. Quad/Graphics intends to use cash on hand and draw on its revolving credit facility to finance the acquisition.

To facilitate the intended sale, Vertis, along with its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code and, at the same time, filed documents seeking the Bankruptcy Court's approval of the proposed Asset Agreement to Quad/Graphics. Vertis has the support of its lenders with respect to the sale to Quad/Graphics. As part of the sale through the Chapter 11 case, Vertis and its advisors will evaluate any competing bids that may be submitted in order to ensure it receives the highest and best offer for its assets. The Asset Agreement with the Company comprises the initial stalking horse bid in the Bankruptcy Court-supervised auction process under Section 363 of the Bankruptcy Code.

The Company and Vertis anticipate the transaction will be approved by the Bankruptcy Court during the fourth quarter of 2012 and will most likely close in the first quarter of 2013. Completion of the acquisition is subject to such Bankruptcy Court approval as well as customary conditions and regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company intends to announce its plans for integration following the completion of the sale process, including any changes to the combined companies' manufacturing and service platform.

A copy of the press release announcing the execution of the Asset Agreement is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits. The following exhibit is being filed herewith:
(99)    Press Release of Quad/Graphics, Inc., dated October 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Dated:	October 16, 2012	By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President, General Counsel and Secretary

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated October 10, 2012

Exhibit Number

(99)	Press Release of Quad/Graphics, Inc., dated October 10, 2012.

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